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                                                                 EXHIBIT (23)(A)
                        CONSENT OF KPMG PEAT MARWICK LLP
BOARD OF DIRECTORS
COLUMBIA FIRST BANK, F.S.B.
     We consent to the incorporation by reference in this Registration Statement on Form S-4 of First Union Corporation of our report on the consolidated financial statements included in the 1994 Annual Report to Stockholders which is incorporated by reference in the 1994 Form 10-K of Columbia First Bank, a Federal Savings Bank, and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus. Our report refers to a change in the method of accounting for income taxes in 1994.
                                        KPMG PEAT MARWICK LLP
Washington, D.C.
September 6, 1995